Exhibit 10.29

May 14, 2009

Mr. Douglas Mellinger

1241 Westover Road

Stamford, CT 06902

Re: Marketing Agreement with enherent Corp.

Dear Doug,

This Letter Agreement (“Agreement”) dated as of May 14, 2009, between enherent Corp. (“ENHERENT”) and Douglas Mellinger (“Consultant”) shall set forth the terms and conditions under which ENHERENT retains Consultant to market ENHERENT’S information technology services and products, (hereinafter “Services & Products”) directly to companies where Consultant has relationships (“Companies’) and to introduce ENHERENT into such Companies for the purpose of selling Enherent Services & Products.

Retention of Consultant

ENHERENT hereby retains Consultant to market ENHERENT’S Services & Products to Companies where Consultant has relationships, provided (i) Consultant supplies ENHERENT with information about a Company that Consultant reasonably believes may have a need for or interest in obtaining ENHERENT Services & Products prior to marketing such Company and (ii) ENHERENT has authorized Consultant in writing by executing the Opportunity Identification Form attached hereto as Exhibit A to contact such Company on its behalf (“Approved Company”).

Consultant will introduce ENHERENT to an Approved Company and facilitate communications and the development of business relationships between such Approved Company and ENHERENT for the purpose of bringing about the sale of ENHERENT Services & Products. If requested by ENHERENT, Consultant further agrees to facilitate the negotiation and execution of an Agreement between ENHERENT and the applicable Approved Company requiring the Services & Products. Consultant acknowledges that ENHERENT has its own marketing and sales capabilities and can independently identify and pursue customers requiring ENHERENT Services & Products. Accordingly, nothing shall prohibit ENHERENT from pursuing any Company not approved by ENHERENT or entitle Consultant to any fee or other payments on account of ENHERENT Services & Products being performed for such companies that are not designated as Approved Companies for purposes of this Agreement.

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

Invoices & Fees

ENHERENT agrees to pay Consultant a referral fee equal to a percentage of the gross revenue received by ENHERENT from an Approved Company for services that were performed by ENHERENT on a time and material or fixed fee basis during the term of this Agreement, provided ENHERENT’S gross profit margin is at least 25%* for such sale as follows:

Time and Material Services
GROSS REVENUE	Referral Fee (%)
Up to $199,999	3%
$200,000 and above	5%

*In the event ENHERENT’s gross profit margin for a sale is less than 25%, ENHERENT will pay, in its discretion, a reduced Referral Fee to Consultant based upon the actual gross profit margin achieved for such sale.

In addition, ENHERENT agrees to pay Consultant on a per sale basis a referral fee equal to a percentage of the gross profit generated by ENHERENT from an Approved Company for products that were sold by ENHERENT during the term of this Agreement as follows:

Product
GROSS PROFIT	Referral Fee (%)
Up to $99,999	10%
$100,000 and above	20%

ENHERENT shall notify Consultant of any payments it receives from an Approved Company for ENHERENT services or products. Consultant shall issue to ENHERENT invoices for all amounts payable to it hereunder based upon ENHERENT’s statements. Fees payable to Consultant hereunder and not in dispute are payable on the seventh (7th) day following ENHERENT’s receipt of payment from the applicable Approved Company and receipt of Consultant’s invoice. In the event an Approved Company fails to pay ENHERENT for ENHERENT service(s) or products, ENHERENT is relieved of paying Consultant its referral fee thereon.

Consultant shall not be entitled to any additional compensation or expense reimbursement for its efforts, other than those expenses approved by ENHERENT in advance.

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

Term and Termination

The term of this Agreement is for one (1) year, beginning on the Effective Date reflected above. Either party may terminate this agreement upon thirty (30) days prior written notice to the other party.

Limitation on Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR BUSINESS), WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO SUCH PARTY IN ADVANCE OR COULD HAVE BEEN REASONABLY FORSEEN BY SUCH PARTY AND WHETHER IN AN ACTION BASED ON CONTRACT, WARRANTY, STRICT LIABILITY, TORT OR OTHERWISE.

Reserved Rights

ENHERENT does not convey to Consultant any intangible legal rights or interests evidenced by or embodied in (1) any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, including, without limitation, patents, patent applications, trade secrets, and know-how; (2) any work of authorship, regardless of copyright ability, including, without limitation, copyrights and any moral rights recognized by law; or (3) any other similar rights, in each case on a worldwide basis. ENHERENT reserves the right to discontinue developing or providing any of the ENHERENT Services & Products and to modify, replace or add to the ENHERENT Services & Products in its sole discretion at any time. ENHERENT shall have the sole right to control the negotiations and discussions regarding any ENHERENT Services & Products between ENHERENT and an Approved Company and to determine the terms and conditions (including, without limitation, amount of fees payable) therefore. ENHERENT shall have no obligation to enter into any contractual arrangement with any Approved Company.

Confidentiality

Consultant and ENHERENT shall each (i) hold the Confidential Information (as defined below) of the other in trust and confidence and avoid the disclosure or release thereof to any other person or entity by using the same degree of care as it uses to avoid unauthorized use, disclosure, or dissemination of its own Confidential Information of a similar nature, but not less than reasonable care, and (ii) not use the Confidential Information of the other party for any purpose whatsoever except as expressly contemplated under this Agreement. Each party shall disclose the Confidential Information of the other only to those of its employees having a need to know such enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

Confidential Information and shall take all reasonable precautions to ensure that its employees comply with the provisions of this Section.

The term “Confidential Information” shall mean any and all information or proprietary materials (in every form and media) not generally known in the relevant trade or industry of Consultant, ENHERENT, their respective affiliates or third parties with which either Consultant or ENHERENT conducts or may conduct business and which has been or is hereafter disclosed or made available by either party (the “disclosing party”) to the other (the “receiving party”) in connection with the efforts contemplated hereunder, including (i) all trade secrets, (ii) existing or contemplated products, services, designs, technology, processes, technical data, engineering, techniques, methodologies and concepts and any information related thereto, and (iii) information relating to business plans, sales or marketing methods and customer lists or requirements.

The obligations of either party under this Section will not apply to information that the receiving party can demonstrate (i) was in its possession at the time of disclosure and without restriction as to confidentiality, (ii) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by the receiving party, (iii) has been received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by the receiving party, (iv) is independently developed by the receiving party without regard to the Confidential Information of the other party, or (v) is required to be disclosed by law or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall furnish prompt written notice of such required disclosure and reasonably cooperate with the disclosing party, at the disclosing party’s cost and expense, in any effort made by the disclosing party to seek a protective order or other appropriate protection of its Confidential Information. Neither party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence or substance of this Agreement without obtaining the prior written approval of the other party, which may be withheld in the other party’s sole discretion.

Third-Party Proprietary Information

Neither party will disclose to the other any information that it knows or has reason to know is confidential and proprietary which is owned by a third party without the prior authorization of any such third party.

Independent Contractor

ENHERENT and Consultant are not partners or joint venturers; neither party is the agent, representative or employee of the other party; and nothing in this Agreement will be construed to create any relationship between them other than an independent contractor relationship. Neither party will have any responsibility or liability for the actions of the other party except as specifically provided herein. Neither party will have any right or enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com authority to bind or obligate the other party in any manner or make any representation or warranty on behalf of the other party. Consultant shall not misrepresent or disparage ENHERENT or the ENHERENT Services & Products in any way to any prospective Company, Approved Company or any other third party. Consultant shall not during the term of this Agreement or for a period of one year after termination thereof, for any reason whatsoever, directly or indirectly, solicit the trade or patronage of an Approved Company, with respect to any of the Services & Products, trade secrets or other matters of ENHERENT. Consultant agrees not to offer employment during the term of this Agreement and for a period of one year thereafter to any staff member of ENHERENT nor hire or use the services of same, directly or indirectly, without the prior written consent of ENHERENT.

Modifications, Amendments, and Waivers

This Agreement may not be modified or amended, including by custom, usage of trade, or course of dealing, except by an instrument in writing signed by duly authorized officers of both of the parties hereto. Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by a duly authorized officer of the other party, which waiver shall be effective only with respect to the specific obligation described therein. The waiver by either party hereto of a breach of any obligation of the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

Severability

In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

Assignment

Consultant may not assign or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of ENHERENT. Any attempted assignment or transfer in contravention of this paragraph will be void and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

Governing Law; Injunctive Relief

This Agreement, including the performance and enforceability hereof, will be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the principles of conflicts of law.

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

Force Majeure

Neither party shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond its reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials.

Notices

Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile or certified mail, return receipt requested, or by overnight courier (with tracking capabilities) to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section.

If to enherent Corp:	If to Consultant:

enherent Corp.	Mr. Douglas Mellinger
33 Wood Avenue South	1241 Westover Road
Suite 400	Stamford, CT 06902
Iselin, New Jersey 08830
Attn: Pamela Fredette
President & CEO

Any notice shall be deemed to have been received as follows: (1) if by personal delivery or overnight courier, upon delivery, (2) if by certified mail, three (3) business days after delivery to the U.S. Postal authorities by the party serving notice, or (3) confirmation via email system.

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

Entire Agreement

This Agreement constitutes the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties with respect to the subject matter hereof. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

enherent Corp.		Consultant

By:	/s/ Pamela Fredette	By:	/s/ Douglas Mellinger

Name:	/s/ Pamela Fredette	Name:	/s/ Douglas Mellinger

Title:	President & CEO	Title:	Consultant

Date:	5/14/09	Date:	5/14/09

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

EXHIBIT A – OPPORTUNITY REGISTRATION FORM

Following receipt of an Opportunity Registration form from Consultant, enherent will review the same to determine whether the prospect has been qualified. enherent shall use its best effort to notify Consultant in writing within 5 business days whether an Opportunity Registration is approved.

enherent Opportunity Registration Form for Consultant

This document is provided to Consultant for registration of opportunities as described in the Marketing Agreement between Consultant and enherent. Direct to the attention of the enherent Business Contact.

Company Name: ____________________________________

Named Project: _____________________________________

Current Consultant Customer	☐	Current enherent Customer	☐

Consultant Prospect	☐	enherent Prospect	☐

Submitted By: Consultant	Accepted By: enherent Corp.

By:	By:

Title:	Title:

Date:	Date:

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

Organization Name:

Name/Division	Address	URL	Main Phone #

Opportunity Overview

Please summarize the opportunity:

Contacts: (e.g. Technical Evaluator, Recommender, Manager of the Business Unit whose problem is being solved, Decision Maker)

Name	Role and Title	Email Address	Telephone

Prospect Questions:

1.	What is the business problem(s) the customer is trying to solve?

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com

2.	Is this initiative budgeted? If so, what is the budget?

3.	What is the timeframe to implement a solution?

4.	What is the approval process (e.g. competitive bid (RFP and Proposal), sole source, procurement organization involvement, etc.)?

5.	Are other vendors currently or will be involved? If so, who?

enherent Corp 33 Wood Avenue South ¡ Suite 400 ¡ Iselin, NJ 08830 phone 732.603.3859 ¡ fax 732.603.3869 ¡ www.enherent.com